FOR IMMEDIATE RELEASE
October 15, 2020

TEGNA Announces Strong Preliminary Third Quarter 2020 Results, Increases Subscription Revenue Outlook

Preliminary results reflect the ongoing execution of TEGNA’s long-term strategy, the strength of the Company’s portfolio of Big Four affiliates and a record-breaking year for political advertising revenue

Tysons, VA - TEGNA Inc. (NYSE: TGNA) (the “Company”) today announced preliminary financial results for the third quarter ended September 30, 2020 and updated expectations for full year subscription revenues.

Preliminary Third Quarter 2020 Highlights:

•Revenue is expected to be $738 million, up 34 percent1 year-over-year, driven by record 2020 political advertising revenue, continued strength of subscription revenue, and stronger than expected advertising and marketing services revenue despite the impact of COVID-19 on the advertising market this year, as well as the impact of acquisitions. Excluding political advertising, revenue is expected to be up 14 percent compared to last year.

•GAAP net income more than doubled1 compared to the third quarter of 2019 and is expected to be $132 million. Adjusted EBITDA is expected to be $259 million, a 65 percent1 increase compared to the same period in 2019. Both increases were driven by strong revenues, the impact of acquisitions and the Company’s continued prudent expense management.

•Free cash flow is expected to be $153 million. Cash generation was driven by stronger than expected business performance. Strong free cash flow has facilitated accelerated debt pay down, and net leverage is now expected to be 4.2x or lower by the end of the year, an improvement from prior guidance.

Update on Full Year Subscription Revenue Expectations:

•Full year subscription revenue growth is now expected to be up in the high-twenties percentage-wise1 compared to 2019, an improvement from our prior outlook of up mid-twenties reaffirmed on August 10, 2020.

[1] Computed using the reported amount in the prior year period. The reported amount excludes the financial results of the Dispatch and Nexstar divestiture stations before their acquisition dates of August 8, 2019 and September 21, 2019, respectively.

FORWARD-LOOKING STATEMENTS

Certain statements in this communication may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are subject to a number of risks, trends and uncertainties that could cause actual results or company actions to differ materially from what is expressed or implied by these statements, including risks relating to the coronavirus (COVID-19) pandemic and its effect on our revenues, particularly our non-political advertising revenues. Potential regulatory actions, changes in consumer behaviors and impacts on and modifications to TEGNA’s operations and business relating thereto and TEGNA’s ability to execute on its standalone plan can also cause actual results to differ materially. Other economic, competitive, governmental, technological and other factors and risks that may affect TEGNA’s operations or financial results are discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”). We disclaim any obligation to update these forward-looking statements other than as required by law.

Conference Call Information

TEGNA Inc. (NYSE: TGNA) will host a conference call to discuss its third quarter 2020 earnings results on Monday, November 9, 2020 at 9:00 a.m. (ET). TEGNA’s earnings announcement will be released to news outlets and wire services before the market opens on November 9. Materials related to the call will be available at that time through the Investor Relations section of TEGNA’s website, investors.TEGNA.com. The conference call, which will also be webcast through the company’s website, is open to investors, the financial community, the media and other members of the public. To join the call toll-free, dial 800-367-2403 at least 10 minutes prior to the scheduled 9:00 a.m. (ET) start time. International callers should dial 334-777-6978. The confirmation code for the conference call is 1630007. To listen to the call via live webcast, please visit investors.TEGNA.com and allow at least 10 minutes to access TEGNA’s home page and complete the links before the webcast begins. A replay of the conference call will be available under “Investor Relations” at www.TEGNA.com from Monday, November 9 at 1:00 p.m. (ET) to Monday, November 23 at 1:00 p.m. (ET). To access the replay, dial 888-203-1112 or 719-457-0820. The confirmation code for the replay is 1630007. A transcript of the conference call will also be made available on the company’s website.

Use of Non-GAAP Information

The company uses non-GAAP financial performance measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the related GAAP measures, nor should they be considered superior to the related GAAP measures, and should be read together with financial information presented on a GAAP basis. Also, our non-GAAP measures may not be comparable to similarly titled measures of other companies.

Management and the company’s Board of Directors use the non-GAAP financial measures for purposes of evaluating company performance. Furthermore, the Leadership Development and Compensation Committee of our Board of Directors uses non-GAAP measures such as Adjusted EBITDA, non-GAAP net income, non-GAAP EPS, and free cash flow to evaluate management’s performance. The company, therefore, believes that each of the non-GAAP measures presented provides useful information to investors and other stakeholders by allowing them to view our business through the eyes of management and our Board of Directors, facilitating comparisons of results across historical periods and focus on the underlying ongoing operating performance of our business. The company also believes these non-GAAP measures are frequently used by investors, securities analysts and other interested parties in their evaluation of our business and other companies in the broadcast industry.

The company also discusses Adjusted EBITDA, a non-GAAP financial performance measure that it believes offers a useful view of the overall operation of its businesses. The company defines Adjusted EBITDA as net income attributable to TEGNA before (1) net income attributable to redeemable noncontrolling interest, (2) income taxes, (3) interest expense, (4) equity income (loss) in unconsolidated investments, net, (5) other non-operating items, net, (6) workforce restructuring expense, (7) acquisition-related costs, (8) spectrum repacking reimbursements and other, net, (9) depreciation and
(10) amortization. The company believes these adjustments facilitate company-to-company operating performance comparisons by removing potential differences caused by variations unrelated to operating performance, such as capital structures (interest expense), income taxes, and the age and book appreciation of property/equipment (and related depreciation expense). The most directly comparable GAAP financial measure to Adjusted EBITDA is Net income attributable to TEGNA. Users should consider the limitations of using Adjusted EBITDA, including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternate to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. In particular, Adjusted EBITDA is not intended to be a measure of cash flow available for management’s discretionary expenditures, as this measure does not consider certain cash requirements, such as working capital needs, capital expenditures, contractual commitments, interest payments, tax payments and other debt service requirements.

This announcement of preliminary results also discusses free cash flow, a non-GAAP financial performance measure that the Board of Directors uses to review the performance of the business. The most directly comparable GAAP financial measure to free cash flow is Net income attributable to TEGNA. Free cash flow is calculated as non-GAAP Adjusted EBITDA (as defined above), further adjusted by adding back (1) stock-based compensation, (2) non-cash 401(k) company match, (3) syndicated programming amortization, (4) dividends received from equity method investments and
(5) reimbursements from spectrum repacking. This is further adjusted by deducting payments made for (1) syndicated programming, (2) pension, (3) interest, (4) taxes (net of refunds) and (5) purchases of property and equipment. Like Adjusted EBITDA, free cash flow is not intended to be a measure of cash flow available for management’s discretionary use.

PRELIMINARY NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 1

Reconciliations of Adjusted EBITDA to net income presented in accordance with GAAP on the company's Consolidated Statements of Income are presented below:

	Quarter ended September 30,
	2020	2019
Net income attributable to TEGNA Inc. (GAAP basis)	$132,219	$48,346
Plus: Net income attributable to redeemable noncontrolling interest	51	—
Plus: Provision for income taxes	41,967	5,079
Plus: Interest expense	51,896	52,454
Plus: Equity loss in unconsolidated investments, net	2,529	491
Less: Other non-operating items, net	(961)	463
Operating income (GAAP basis)	227,701	106,833
Plus: Workforce restructuring expense	1,021	—
Plus: Acquisition-related costs	—	19,973
Less: Spectrum repacking reimbursements and other, net	(2,902)	(80)
Adjusted operating income (non-GAAP basis)	225,820	126,726
Plus: Depreciation	16,086	15,381
Plus: Amortization of intangible assets	17,113	15,018
Adjusted EBITDA (non-GAAP basis)	$259,019	$157,125

PRELIMINARY NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 2

Reconciliations of free cash flow to net income presented in accordance with GAAP on the company's Consolidated Statements of Income are presented below:

	Quarter ended September 30,
	2020	2019	% Increase (Decrease)

Net income attributable to TEGNA Inc. (GAAP basis)	$132,219	$48,346	***
Plus: Provision for income taxes	41,967	5,079	***
Plus: Interest expense	51,896	52,454	(1.1)
Plus: Acquisition-related costs	—	19,973	***
Plus: Depreciation	16,086	15,381	4.6
Plus: Amortization	17,113	15,018	13.9
Plus: Stock-based compensation	5,010	4,445	12.7
Plus: Company stock 401(k) contribution	4,458	3,242	37.5
Plus: Syndicated programming amortization	17,628	15,516	13.6
Plus: Workforce restructuring expense	1,021	—	***
Plus: Cash dividend from equity investments for return on capital	2,205	751	***
Plus: Equity loss in unconsolidated investments, net	2,529	491	***
Plus: Cash reimbursements from spectrum repacking	2,902	5,536	(47.6)
Plus: Net income attributable to redeemable noncontrolling interest	51	—	***
Less: Other non-operating items, net	(961)	463	***
Less: Income tax payments, net of refunds	(39,407)	(17,672)	***
Less: Spectrum repacking reimbursements and other, net	(2,902)	(80)	***
Less: Syndicated programming payments	(17,009)	(16,316)	4.2
Less: Pension contributions	(942)	(2,460)	(61.7)
Less: Interest payments	(74,499)	(31,952)	***
Less: Purchases of property and equipment	(6,276)	(13,547)	(53.7)
Free cash flow (non-GAAP basis)	$153,089	$104,668	46.3

*** Not meaningful

About TEGNA

TEGNA Inc. (NYSE: TGNA) is an innovative media company that serves the greater good of our communities. Across platforms, TEGNA tells empowering stories, conducts impactful investigations and delivers innovative marketing solutions. With 63 television stations in 51 U.S. markets, TEGNA is the largest owner of top 4 network affiliates in the top 25 markets among independent station groups, reaching approximately 39 percent of all television households nationwide. TEGNA also owns leading multicast networks True Crime Network and Quest. TEGNA Marketing Solutions (TMS) offers innovative solutions to help businesses reach consumers across television, email, social and over-the-top (OTT) platforms, including Premion, TEGNA’s OTT advertising service. For more information, visit www.TEGNA.com.

For media inquiries:
Anne Bentley
Vice President, Corporate Communications
703-873-6366
abentley@TEGNA.com

For investor inquiries:
Doug Kuckelman
Head of Investor Relations
703-873-6764
dkuckelman@TEGNA.com